Exhibit 10.28

INDEMNIFICATION AND LIMITATION ON LIABILITY AGREEMENT

This indemnification and limitation on liability agreement is made part of an agreement, dated March 31, 2017 (which together with any renewals, modifications or extensions thereof, is herein referred to as the "Agreement") by and between Alvarez & Marsal North America, LLC ("A&M”) and Ignite Restaurant Group, Inc. and its subsidiaries and affiliates and their respective assigns and successors (jointly and severally, the “Company”), for services to be rendered to the Company by A&M.

A.     The Company agrees to indemnify and hold harmless each of A&M, its affiliates and their respective shareholders, members, managers, employees, agents, representatives and subcontractors (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities, penalties, obligations and expenses, including the costs for counsel or others (including employees of A&M, based on their then current hourly billing rates) in investigating, preparing or defending any action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing the Agreement (including these indemnity provisions), as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Indemnified Parties' acceptance of or the performance or nonperformance of their obligations under the Agreement; provided, however, such indemnity shall not apply to any such loss, claim, damage, liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct. The Company also agrees that (a) no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of A&M, except to the extent that any such liability for losses, claims, damages, liabilities or expenses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct and (b) in no event will any Indemnified Party have any liability to the Company for special, consequential, incidental or exemplary damages or loss (nor any lost profits, savings or business opportunity). The Company further agrees that it will not, without the prior consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which such Indemnified Party seeks indemnification hereunder (whether or not such Indemnified Party is an actual party to such claim, action, suit or proceedings) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liabilities arising out of such claim, action, suit or proceeding.

B.     These indemnification provisions shall be in addition to any liability which the Company may otherwise have to the Indemnified Parties. In the event that, at any time whether before or after termination of the engagement or the Agreement, as a result of or in connection with the Agreement or A&M’s and its personnel’s role under the Agreement, A&M or any Indemnified Party is required to produce any of its personnel (including former employees) for examination, deposition or other written, recorded or oral presentation, or A&M or any of its personnel (including former employees) or any other Indemnified Party is required to produce or otherwise review, compile, submit, duplicate, search for, organize or report on any material within such Indemnified Party’s possession or control pursuant to a subpoena or other legal (including administrative) process, the Company will reimburse the Indemnified Party for its out of pocket expenses, including the reasonable fees and expenses of its counsel, and will compensate the Indemnified Party for the time expended by its personnel based on such personnel’s then current hourly rate.

C.     If any action, proceeding or investigation is commenced to which any Indemnified Party proposes to demand indemnification hereunder, such Indemnified Party will notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Company shall promptly pay expenses reasonably incurred by any Indemnified Party in defending, participating in, or settling any action, proceeding or investigation in which such Indemnified Party is a party or is threatened to be made a party or otherwise is participating in by reason of the engagement under the Agreement, upon submission of invoices therefor, whether in advance of the final disposition of such action, proceeding, or investigation or otherwise. Each Indemnified Party hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding or investigation in which an Indemnified Party is a party is also against the Company, the Company may, in lieu of advancing the expenses of separate counsel for such Indemnified Party, provide such Indemnified Party with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to such Indemnified Party, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to the Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and the Company such counsel is unable to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to use separate counsel of its own choice, and the Company shall promptly advance its reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent an Indemnified Party from using separate counsel of its own choice at its own expense. The Company will be liable for any settlement of any claim against an Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld.

D.     In order to provide for just and equitable contribution if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions which resulted in the losses, claims, damages, liabilities and costs giving rise to the indemnification claim and other relevant equitable considerations shall be considered; and further provided that in no event will the Indemnified Parties' aggregate contribution for all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received by the Indemnified Parties pursuant to the Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution hereunder from any person who is not also found liable for such fraudulent misrepresentation.

E.     In the event the Company and A&M seek judicial approval for the assumption of the Agreement or authorization to enter into a new engagement agreement pursuant to either of which A&M would continue to be engaged by the Company, the Company shall promptly pay expenses reasonably incurred by the Indemnified Parties, including attorneys' fees and expenses, in connection with any motion, action or claim made either in support of or in opposition to any such retention or authorization, whether in advance of or following any judicial disposition of such motion, action or claim, promptly upon submission of invoices therefor and regardless of whether such retention or authorization is approved by any court. The Company will also promptly pay the Indemnified Parties for any expenses reasonably incurred by them, including attorneys' fees and expenses, in seeking payment of all amounts owed it under the Agreement (or any new engagement agreement) whether through submission of a fee application or in any other manner, without offset, recoupment or counterclaim, whether as a secured claim, an administrative expense claim, an unsecured claim, a prepetition claim or a postpetition claim.

F.     Neither termination of the Agreement nor termination of A&M's engagement nor the filing of a petition under Chapter 7 or 11 of the United States Bankruptcy Code (nor the conversion of an existing case to one under a different chapter) shall affect these indemnification provisions, which shall hereafter remain operative and in full force and effect.

G.     The rights provided herein shall not be deemed exclusive of any other rights to which the Indemnified Parties may be entitled under the certificate of incorporation or bylaws of the Company, any other agreements, any vote of stockholders or disinterested directors of the Company, any applicable law or otherwise.

Ignite Restaurant Group, Inc. By: /s/ Ann Iverson Ann Iverson Board of Directors – Member	ALVAREZ & MARSAL NORTH AMERICA, LLC By: /s/ Jonathan Tibus Jonathan Tibus Managing Director